Yum!

KFC™

Pizza Hut®

TACO BELL®

Habit® BURGER & GRILL

NEWS

Yum! Brands Reports First-Quarter Results
Taco Bell Same-Store Sales Growth 8%; KFC Unit Growth 7%;
Record Digital System Sales Mix of 63%

Louisville, KY (April 29, 2026) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the first quarter ended March 31, 2026. First-quarter GAAP EPS was $1.55 and first-quarter EPS excluding Special Items was $1.50, a 15% increase year-over-year.

CHRIS TURNER COMMENTS
Chris Turner, CEO, said "We delivered solid topline momentum to start the year, with our fundamentals as strong as ever. Taco Bell delivered an outstanding 8% same-store sales growth, meaningfully ahead of the QSR industry, building off a very strong Q1 same-store sales growth rate in 2025. KFC delivered impressive unit growth and resilient same-store growth, with many KFC markets growing system sales double-digits. Yum! is incredibly well positioned to sustain sales momentum thanks to strong global consumer appeal for our brands, long-term consumption tailwinds, and our tech and AI capabilities."

FIRST-QUARTER HIGHLIGHTS
•Worldwide system sales grew 6%, excluding foreign currency translation.
•Unit count increased 5% including 1,030 gross new units in the quarter.
•GAAP Operating Profit grew 17% and Core Operating Profit grew 6%.
•Digital system sales approached $11 billion, with record digital mix of 63%.
•Foreign currency translation favorably impacted divisional operating profit by $25 million.
•Excluding Pizza Hut, system sales grew 7% excluding foreign currency translation, unit count grew 6% and Core Operating Profit grew 10%.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+6	+2	+7	+16	+9
Taco Bell Division	+10	+8	+3	+16	+16
Pizza Hut Division	Even	Even	+1	(14)	(16)
Worldwide	+6	+3	+5	+17	+6

	First-Quarter
	2026	2025	% Change
GAAP EPS	$1.55	$0.90	+72
Less Special Items EPS[1]	$0.05	$(0.40)	NM
EPS Excluding Special Items	$1.50	$1.30	+15

1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.
All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions at system restaurants where consumers utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	First-Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
Restaurants	34,332	31,998	+7	N/A
System Sales ($MM)	9,328	8,340	+12	+6
Same-Store Sales Growth (%)	+2	+2	NM	NM
Franchise and Property Revenues ($MM)	461	407	+13	+7
Operating Profit ($MM)	383	331	+16	+9
Operating Margin (%)	43.6	42.9	+0.7	+0.9

•KFC Division opened 648 gross new restaurants across 45 countries.
•Company-owned restaurant margins were 10.3%, up 100 basis points year-over-year.
•Foreign currency translation favorably impacted operating profit by $23 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
China	26%	+5
Europe	13%	+2
United States	12%	(2)
Asia	12%	+11
Latin America	8%	+12
Australia	7%	+4
United Kingdom	7%	+9
Middle East / Turkey / North Africa	6%	+19
Africa	5%	+8
Canada	2%	(1)
India	2%	+16
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

TACO BELL DIVISION

	First-Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
Restaurants	9,021	8,723	+3	N/A
System Sales ($MM)	4,394	3,980	+10	+10
Same-Store Sales Growth (%)	+8	+9	NM	NM
Franchise and Property Revenues ($MM)	251	234	+7	+7
Operating Profit ($MM)	281	241	+16	+16
Operating Margin (%)	35.2	36.7	(1.5)	(1.5)

•Taco Bell Division opened 30 gross new restaurants across 8 countries.
•Taco Bell U.S. system sales grew 10% and same-store sales grew 8%. U.S. company-owned restaurant margins were 23.9%.
•Taco Bell International system sales excluding foreign currency translation grew 16% and same-store sales grew 5%.

PIZZA HUT DIVISION

	First-Quarter
			%/ppts Change
	2026	2025	Reported	Ex F/X
Restaurants	19,944	19,786	+1	N/A
System Sales ($MM)	3,114	3,028	+3	Even
Same-Store Sales Growth (%)	Even	(2)	NM	NM
Franchise and Property Revenues ($MM)	142	143	(1)	(3)
Operating Profit ($MM)	64	74	(14)	(16)
Operating Margin (%)	25.4	32.3	(6.9)	(7.2)

•Pizza Hut Division opened 346 gross new restaurants across 27 countries.
•Foreign currency translation favorably impacted operating profit by $2 million.

	First-Quarter (% Change)
	International	U.S.
System Sales Growth Ex F/X	+4	(6)
Same-Store Sales Growth	+2	(4)

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		First-Quarter (% Change)
United States	40%	(6)
China	19%	+8
Asia	13%	+6
Europe	12%	(8)
Latin America	7%	+8
Middle East / Africa	4%	+11
Canada	3%	(2)
India	2%	+1
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2025.

HABIT BURGER & GRILL DIVISION

•Habit Burger & Grill Division opened 6 gross new restaurants.
•Habit Burger & Grill Division system sales grew 7% and same-store sales grew 5%.

OTHER ITEMS
•See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Special Items by financial statement line item including the impact of Special Items on General and administrative expenses.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the first-quarter Form 10-Q.

LONG-TERM GROWTH ALGORITHM
•The Company targets the following long-term financial performance metrics, first announced in 2022, that it believes it can achieve over an extended period of time, on average:
•5% Unit Growth
•7% System Sales Growth, excluding F/X; and
•At least 8% Core Operating Profit Growth1

1At this time, we are unable to forecast any Special Items or any impact from changes in F/X rates, and therefore cannot provide an estimate of Operating Profit Growth on a GAAP basis.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time April 29, 2026. The number is 800/715-9871 for North America callers and +1/646-307-1963 for international callers, conference ID 8719077.

The call will be available for playback beginning at 10:00 a.m. Eastern Time April 29, 2026 through May 6, 2026. To access the playback, dial +1/800-770-2030 in North America and +1/609-800-9909 for all international callers, conference ID 8719077.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q1 2026 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter-end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of public health conditions or other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that we may not be able to realize the anticipated benefits of a strategic review of the Pizza Hut brand or any potential transaction involving Pizza Hut; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including the expansion or threatened expansion of restrictive trade policies and increasing anti-American sentiment; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy, data protection and emerging technology legal requirements; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce and delivery platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or non-compliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and interest rate conditions; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., and its subsidiaries franchise or operate more than 63,000 restaurants in 155 countries and territories under its iconic brands — KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. KFC, Taco Bell and Pizza Hut are global leaders in the chicken, Mexican-inspired food and pizza categories, respectively. Habit is a fast-casual concept known for fresh, cooked-to-order food. Fueled by Yum!’s Recipe for Good Growth, KFC, Taco Bell and Pizza Hut led Entrepreneur's 2026 Franchise 500 rankings and its Top Global Franchises 2025 list. In 2026, Yum!’s unrivaled culture and talent led it to be named one of TIME magazine’s list of Best Companies for Future Leaders for the third consecutive year.

Analysts are invited to contact:
Matt Morris, Head of Investor Relations at 888/298-6986
Members of the media are invited to contact:
Lori Eberenz, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change
	3/31/26	3/31/25	B/(W)
Revenues
Company sales	$785	$607	29
Franchise and property revenues	856	785	9
Franchise contributions for advertising and other services	418	395	6
Total revenues	2,059	1,787	15

Costs and Expenses, Net
Company restaurant expenses	677	520	(30)
General and administrative expenses	322	302	(7)
Franchise and property expenses	43	34	(28)
Franchise advertising and other services expense	419	396	(6)
Refranchising (gain) loss	(1)	(5)	(79)
Other (income) expense	(45)	(8)	NM
Total costs and expenses, net	1,415	1,239	(14)

Operating Profit	644	548	17
Investment (income) expense, net	—	(1)	(94)
Other pension (income) expense	—	—	(7)
Interest expense, net	128	120	(7)
Income before income taxes	516	429	20
Income tax provision	84	176	52
Net Income	$432	$253	71

Basic EPS
EPS	$1.56	$0.91	72
Average shares outstanding	277	280	1

Diluted EPS
EPS	$1.55	$0.90	72
Average shares outstanding	279	282	1

Dividends declared per common share	$0.75	$0.71

See accompanying notes.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/26	3/31/25	B/(W)

Company sales	$255	$216	18
Franchise and property revenues	461	407	13
Franchise contributions for advertising and other services	163	149	9
Total revenues	879	773	14

Company restaurant expenses	229	196	(17)
General and administrative expenses	87	80	(8)
Franchise and property expenses	19	16	(19)
Franchise advertising and other services expense	161	149	(8)
Other (income) expense	—	—	NM
Total costs and expenses, net	496	441	(12)
Operating Profit	$383	$331	16

Company restaurant margin %[1]	10.3%	9.3%	1.0 ppts.

Operating margin	43.6%	42.9%	0.7 ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/26	3/31/25	B/(W)

Company sales	$372	$263	41
Franchise and property revenues	251	234	7
Franchise contributions for advertising and other services	175	160	9
Total revenues	797	657	21

Company restaurant expenses	284	204	(39)
General and administrative expenses	53	49	(8)
Franchise and property expenses	6	6	Even
Franchise advertising and other services expense	173	157	(10)
Other (income) expense	1	—	NM
Total costs and expenses, net	517	416	(24)
Operating Profit	$281	$241	16

Company restaurant margin %[1]	23.6%	22.4%	1.2 ppts.

Operating margin	35.2%	36.7%	(1.5) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change
	3/31/26	3/31/25	B/(W)

Company sales	$32	$3	825
Franchise and property revenues	142	143	(1)
Franchise contributions for advertising and other services	80	85	(6)
Total revenues	253	231	10

Company restaurant expenses	31	4	(757)
General and administrative expenses	59	55	(8)
Franchise and property expenses	17	11	(59)
Franchise advertising and other services expense	84	89	6
Other (income) expense	(3)	(2)	NM
Total costs and expenses, net	189	156	(21)
Operating Profit	$64	$74	(14)

Company restaurant margin %[1]	1.8%	(6.1)%	7.9 ppts.

Operating margin	25.4%	32.3%	(6.9) ppts.

See accompanying notes.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)
(unaudited)

	3/31/26	12/31/25
ASSETS
Current Assets
Cash and cash equivalents	$689	$709
Accounts and notes receivable, less allowance: $88 in 2026 and $60 in 2025	828	841
Prepaid expenses and other current assets	513	490
Total Current Assets	2,030	2,040

Property, plant and equipment, net of accumulated depreciation of $1,517 in 2026
and $1,485 in 2025	1,622	1,605
Goodwill	971	969
Intangible assets, net	899	909
Other assets	1,738	1,708
Deferred income taxes	952	965
Total Assets	$8,211	$8,197

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,342	$1,433
Income taxes payable	35	46
Short-term borrowings	1,741	38
Total Current Liabilities	3,118	1,516

Long-term debt	10,213	11,872
Other liabilities and deferred credits	2,164	2,133
Total Liabilities	15,494	15,521

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 276 shares issued in 2026 and 277 shares issued in 2025	—	—
Accumulated deficit	(6,971)	(7,014)
Accumulated other comprehensive loss	(312)	(311)
Total Shareholders' Deficit	(7,283)	(7,325)
Total Liabilities and Shareholders' Deficit	$8,211	$8,197
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Quarter ended
	3/31/26	3/31/25
Cash Flows - Operating Activities
Net Income	$432	$253
Depreciation and amortization	60	45
Refranchising (gain) loss	(1)	(5)
Deferred income taxes	13	8
Share-based compensation expense	24	21
Changes in accounts and notes receivable	28	71
Changes in prepaid expenses and other current assets	(24)	(57)
Changes in accounts payable and other current liabilities	(75)	(32)
Changes in income taxes payable	(19)	3
Other, net	(22)	97
Net Cash Provided by Operating Activities	416	404

Cash Flows - Investing Activities
Capital spending	(75)	(71)
Acquisition of franchise restaurants	(5)	(16)
Proceeds from refranchising of restaurants	—	15
Maturities (purchases) of Short term investments, net	—	90
Other, net	—	(16)
Net Cash (Used in) Provided by Investing Activities	(80)	2

Cash Flows - Financing Activities
Repayments of long-term debt	(8)	(5)
Revolving credit facilities, three months or less, net	50	24
Repurchase shares of Common Stock	(185)	(229)
Dividends paid on Common Stock	(207)	(198)
Other, net	(25)	(35)
Net Cash Used in Financing Activities	(375)	(443)
Effect of Exchange Rate on Cash and Cash Equivalents	5	10
Net Decrease in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(34)	(25)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	923	807
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$889	$782

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;
•Net Income, excluding Special Items;
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (d) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Further, while we generally include depreciation and amortization of restaurant-level assets within Divisional Company restaurant expenses used to derive Divisional Company restaurant profit, we record amortization of reacquired franchise rights arising from acquisition accounting within Corporate and Unallocated Company restaurant expenses as such amortization is not believed to be indicative of ongoing Divisional results as well as to enhance the comparability of acquired stores' margins with those of existing restaurants. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended
	3/31/26	3/31/25
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$644	$548
Detail of Special Items:
Charges associated with Pizza Hut Strategic Options Review (a)	37	—
Charges associated with Brand HQ Consolidation (b)	1	7
Charges associated with Resource Optimization	—	17
Income from Litigation Settlement(c)	(44)	—
Other Special Items (Income) Expense	—	2
Special Items (Benefit) Expense - Operating Profit	(6)	27
Positive Foreign Currency Impact on Division Operating Profit	(25)	N/A
Core Operating Profit	$612	$575

Special Items as shown above were recorded to the financial statement line items identified below.

	Quarter ended
	3/31/26	3/31/25
Condensed Consolidated Summary of Results Line Item
Decrease in Franchise and property revenues	$—	$1
Increase in General and administrative expenses	38	28
Increase in Other (income) expense	(44)	(2)
Special Items (Benefit) Expense - Operating Profit	$(6)	$27

KFC Division
GAAP Operating Profit	$383	$331
Negative (Positive) Foreign Currency Impact	(23)	N/A
Core Operating Profit	$361	$331

Taco Bell Division
GAAP Operating Profit	$281	$241
Negative (Positive) Foreign Currency Impact	(1)	N/A
Core Operating Profit	$280	$241

Pizza Hut Division
GAAP Operating Profit	$64	$74
Negative (Positive) Foreign Currency Impact	(2)	N/A
Core Operating Profit	$62	$74

Habit Burger & Grill Division
GAAP Operating Profit (Loss)	$(7)	$(1)
Negative (Positive) Foreign Currency Impact	—	N/A
Core Operating Profit (Loss)	$(7)	$(1)

Reconciliation of GAAP Net Income to Net Income excluding Special Items
GAAP Net Income	$432	$253
Special Items (Benefit) Expense - Operating Profit	(6)	27
Special Items Tax (Benefit) Expense(d)	(8)	86
Net Income excluding Special Items	$418	$366

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.55	$0.90
Less Special Items Diluted EPS	0.05	(0.40)
Diluted EPS excluding Special Items	$1.50	$1.30

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	16.2%	41.0%
Impact on Tax Rate as a result of Special Items	(1.8)%	21.2%
Effective Tax Rate excluding Special Items	18.0%	19.8%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 3/31/2026
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$383	$281	$64	$(7)	$(77)	$644
Less:
Franchise and property revenues	461	251	142	3	—	856
Franchise contributions for advertising and other services	163	175	80	1	—	418
Add:
General and administrative expenses	87	53	59	13	111	322
Franchise and property expenses	19	6	17	1	—	43
Franchise advertising and other services expense	161	173	84	1	—	419
Refranchising (gain) loss	—	—	—	—	(1)	(1)
Other (income) expense	—	1	(3)	1	(45)	(45)
Company restaurant profit (loss)	$26	$88	$1	$5	$(12)	$107
Company sales	$255	$372	$32	$126	$—	$785
Company restaurant margin %	10.3%	23.6%	1.8%	3.7%	N/A	13.7%

	Quarter ended 3/31/2025
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$331	$241	$74	$(1)	$(98)	$548
Less:
Franchise and property revenues	407	234	143	2	(1)	785
Franchise contributions for advertising and other services	149	160	85	1	—	395
Add:
General and administrative expenses	80	49	55	13	105	302
Franchise and property expenses	16	6	11	1	—	34
Franchise advertising and other services expense	149	157	89	1	—	396
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	—	—	(2)	—	(6)	(8)
Company restaurant profit (loss)	$20	$59	$—	$11	$(3)	$87
Company sales	$216	$263	$3	$125	$—	$607
Company restaurant margin %	9.3%	22.4%	(6.1)%	8.6%	N/A	14.3%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter ended 3/31/2026	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$879	$797	$253	$130	$—	$2,059

Company restaurant expenses	229	284	31	121	12	677
General and administrative expenses	87	53	59	13	111	322
Franchise and property expenses	19	6	17	1	—	43
Franchise advertising and other services expense	161	173	84	1	—	419
Refranchising (gain) loss	—	—	—	—	(1)	(1)
Other (income) expense	—	1	(3)	1	(45)	(45)
Total costs and expenses, net	496	517	189	137	77	1,415
Operating Profit (Loss)	$383	$281	$64	$(7)	$(77)	$644

Quarter ended 3/31/2025	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger & Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$773	$657	$231	$128	$(1)	$1,787

Company restaurant expenses	196	204	4	114	3	520
General and administrative expenses	80	49	55	13	105	302
Franchise and property expenses	16	6	11	1	—	34
Franchise advertising and other services expense	149	157	89	1	—	396
Refranchising (gain) loss	—	—	—	—	(5)	(5)
Other (income) expense	—	—	(2)	—	(6)	(8)
Total costs and expenses, net	441	416	156	129	98	1,239
Operating Profit (Loss)	$331	$241	$74	$(1)	$(98)	$548

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter ended March 31, 2026 are preliminary.

(a)In 2025, we began a review of strategic options for the Pizza Hut brand. During the quarter ended March 31, 2026, we recorded charges of approximately $37 million to Corporate and unallocated General and administrative expenses, which primarily included third-party advising costs associated with this strategic options review. Given the significance of the costs expected to be incurred through the course of this strategic options review, we have reflected such amounts as Special Items.

(b)In the first quarter of 2025, we decided to designate two brand headquarters in the U.S., located in Plano, Texas and Irvine, California, to foster greater collaboration among brands and employees. This involved relocating the KFC U.S. corporate office to the KFC Global headquarters and requiring the majority of our U.S.-based remote employees to relocate to an appropriate headquarter office. We also decided to relocate our YUM Corporate headquarters to a new space in Louisville, Kentucky and accordingly, donated our existing space. Costs incurred to date primarily include severance for the employees who chose not to relocate and consultant fees. As a result of these decisions, we recorded charges of approximately $1 million and $7 million during the quarters ended March 31, 2026 and 2025, respectively, to Corporate and unallocated General and administrative expenses. Due to their scope and size, these charges have been reflected as Special Items.

(c)During the quarter ended March 31, 2026, we received approximately $44 million, net of legal expenses, related to a credit card interchange fee litigation settlement in which we were a plaintiff. This settlement was recorded to Unallocated Other (income) expense. Due to the nature and size of the settlement, including the years to which the litigation related, it has been reflected as a Special Item within Other income.

(d)The below table includes the detail of Special Items Tax (Benefit) Expense:

	Quarter ended
	3/31/26	3/31/25
Tax Expense (Benefit) on Special Items (Benefit) Expense - Operating Profit	$2	$(7)
Tax Expense - Foreign tax reserve	—	92
Tax (Benefit) - Intra-entity transfers and valuations of intellectual property	(22)	—
Tax Expense - Other Income tax impacts recorded as Special	13	—
Special Items Tax (Benefit) Expense	$(8)	$86

Tax Expense (Benefit) on Special Items (Benefit) Expense - Operating Profit was determined by assessing the tax impact of each individual component within Special Items based upon the nature of the item and jurisdictional tax law.

Tax (Benefit) - Intra-entity transfers and valuations of intellectual property in the quarter ended March 31, 2026, reflects the tax benefit resulting from an internal reorganization to consolidate the Pizza Hut entities and assets into two isolated ownership structures by aligning the legal ownership, simplifying the organizational footprint and consolidating the Pizza Hut domestic and international business. As part of this reorganization, certain Pizza Hut intellectual property ("IP") rights from subsidiaries in the U.S. were transferred to international subsidiaries resulting in a step-up in amortizable tax basis of those IP rights. This reorganization began in the fourth quarter of 2025 in connection with our Pizza Hut strategic options review.

Tax Expense - Other Income tax impacts recorded as Special in the quarter ended March 31, 2026, includes a $13 million adjustment to tax expense associated with our decision to exit Russia. Previously recorded impacts associated with our decision to exit Russia were recorded as Special Items.

Tax Expense - Foreign tax reserve in the quarter ended March 31, 2025, is associated with a reserve, and the related ongoing foreign exchange and inflationary adjustments, associated with a change in management's judgment around a Mexican subsidiary's ability to utilize losses to offset recapture gains triggered by a historical tax deconsolidation in Mexico. This expense was reflected as a Special Item due to its size and the time elapsed since the years to which the reserve relates.